HealthEquity Reports Third Quarter Ended October 31, 2015 Financial Results
Highlights of the third quarter include:

•	Revenue of $30.6 million, an increase of 40% compared to Q3 FY15.

•	Net income of $4.1 million, an increase of 34% compared to Q3 FY15.

•	Net income per diluted share of $.07 compared to $.05 in Q3 FY15.

•	Adjusted EBITDA of $9.9 million, an increase of 62% compared to Q3 FY15.

•	Pro forma non-GAAP EPS of $.08 per share compared to $.06 in Q3 FY15.

•	HSA Members grew to 1.6 million, an increase of 45% compared to Q3 FY15.

•	Total AUM grew to $2.7 billion, a 47% increase compared to Q3 FY15.

•	Increase in FY16 guidance.

Draper, Utah – December 7, 2015 – HealthEquity, Inc. (NASDAQ: HQY), one of the largest health savings account ("HSA") non-bank custodians, today announced financial results for its third quarter ended October 31, 2015.
"HSAs continue to grow in popularity, an outsized portion of that growth is coming to HealthEquity, and the team is executing well on the opportunities our members and partners give us to help them build health savings," remarked Jon Kessler, President and CEO of HealthEquity.
The Company also announced the transition to its platform of former Bancorp account holders, pursuant to the portfolio acquisition announced in October. "With integration complete, we are excited to serve our new members and partners, and to begin generating returns on this investment of shareholders' capital," said Mr. Kessler.
Third quarter financial results
For the third quarter ended October 31, 2015, HealthEquity reported revenue of $30.6 million, compared to $21.9 million for the third quarter ended October 31, 2014, an increase of 40%. Revenue consisted primarily of:

•	Account fee revenue of $15.0 million, an increase of 36% compared to Q3 FY15.

•	Custodial fee revenue of $9.1 million, an increase of 48% compared to Q3 FY15.

•	Card fee revenue of $6.2 million, an increase of 44% compared to Q3 FY15.

Net income was $4.1 million for the third quarter ended October 31, 2015, compared to $3.0 million for the third quarter ended October 31, 2014.
Net income per share attributable to diluted common share was $.07 for the third quarter ended October 31, 2015, compared to $.05 for the third quarter ended October 31, 2014. Pro forma non-GAAP EPS for the third quarter ended October 31, 2015 was $.08, compared to $.06 for the third quarter ended October 31, 2014.
Adjusted EBITDA was $9.9 million for the third quarter ended October 31, 2015, an increase of 62% compared to $6.1 million for the third quarter ended October 31, 2014. Adjusted EBITDA was 32% of revenue for the third quarter ended October 31, 2015, compared to 28% for the third quarter ended October 31, 2014.
As of October 31, 2015, we had $125.1 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $111.0 million in cash and cash equivalents and no outstanding debt as of January 31, 2015.

HSA Member and AUM metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of October 31, 2015 was 1.6 million, an increase of 45% from 1.1 million as of October 31, 2014.
Total assets under management ("AUM") as of October 31, 2015 was $2.7 billion, an increase of 47% year over year, comprised of:

•	Cash AUM of $2.3 billion, an increase of 46% compared to October 31, 2014; and

•	Investment AUM of $385.2 million, an increase of 50% compared to October 31, 2014.
Investment AUM was 14% of total AUM as of October 31, 2015, compared to 14% as of October 31, 2014.
Bancorp HSA portfolio acquisition
On October 23rd we announced the acquisition of The Bancorp's HSA portfolio. We purchased approximately 160,000 accounts totaling approximately $390.0 million in cash AUM deposits. The adjusted purchase price of $33.8 million was funded by current cash balances.
Business outlook
For the year ended January 31, 2016, we expect our revenue to be between $124.0 million and $126.0 million and our Adjusted EBITDA to be between $37.0 million and $39.0 million. We expect our pro forma non-GAAP earnings per diluted share to be between $0.30 and $0.32 per share. Our pro forma non-GAAP earnings per diluted share is based on an estimated 59 million weighted-average shares outstanding, and is calculated by adding back to net income all non-cash stock compensation expense, net of tax. We expect total stock compensation expense, net of tax, for the year ended January 31, 2016 to be between $3.5 million and $4.0 million. The business outlook for the year ended January 31, 2016 assumes a projected effective tax rate of approximately 37%.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Monday, December 7, 2015 to discuss the third quarter financial results. The conference call will be accessible by dialing 888-437-9445, or 719-325-2463 for international callers, and referencing conference ID 785442. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.HealthEquity.com.
An audio replay will be available following the conclusion of the call through January 7, 2016. The replay can be accessed by dialing 888-203-1112 in the U.S., or 719-457-0820 for international callers. The passcode for the replay is: 785442.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, pro forma non-GAAP earnings per diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, and non-GAAP operating margin, which are non-GAAP financial measures. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. We define pro forma non-GAAP earnings per diluted share as net income per diluted share, calculated by adding back to net income non-cash stock-based compensation expense, net of tax, and to give effect to the conversion of all our outstanding convertible preferred stock and redeemable convertible preferred stock into common stock, which occurred on August 4, 2014 in connection with our initial public offering, as if such conversion occurred at the beginning of the fiscal year. Non-GAAP gross profit is calculated by excluding from gross profit stock-based compensation expense attributable to cost of services. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income from operations is calculated by excluding stock-based compensation expense from operating income. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income by revenues.

These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed in the tables below.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the company. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended October 31,		Nine months ended October 31,
	2015	2014	2015	2014
Revenue:
Account fee revenue	$15,042	$11,086	$44,043	$32,022
Custodial fee revenue	9,142	6,196	26,592	17,557
Card fee revenue	6,213	4,317	19,801	12,848
Other revenue	159	263	464	557
Total revenue	30,556	21,862	90,900	62,984
Cost of services:
Account costs	9,276	7,057	25,981	20,188
Custodial costs	1,536	1,050	4,471	2,994
Card costs	1,949	1,467	6,100	4,284
Other costs	119	56	181	58
Total cost of services	12,880	9,630	36,733	27,524
Gross profit	17,676	12,232	54,167	35,460
Operating expenses:
Sales and marketing	3,067	2,275	8,637	6,829
Technology and development	4,419	2,811	11,941	7,299
General and administrative	3,477	2,443	10,578	5,252
Amortization of acquired intangible assets	409	409	1,227	1,227
Total operating expenses	11,372	7,938	32,383	20,607
Income from operations	6,304	4,294	21,784	14,853
Other income and (expense):
Loss on revaluation of redeemable convertible preferred stock derivative	—	—	—	(735)
Other income and (expense), net	121	(145)	(526)	(276)
Total other income and (expense)	121	(145)	(526)	(1,011)
Income before income taxes	6,425	4,149	21,258	13,842
Income tax provision	2,338	1,100	7,773	5,047
Net income	$4,087	$3,049	$13,485	$8,795
Net income attributable to common stockholders:
Basic	$4,087	$3,020	$13,485	$10,245
Diluted	$4,087	$3,036	$13,485	$9,530
Net income per share attributable to common stockholders:
Basic	$0.07	$0.06	$0.24	$0.44
Diluted	$0.07	$0.05	$0.23	$0.19
Weighted-average number of shares used in computing net income per share attributable to common stockholders:
Basic	57,353	53,678	56,397	23,232
Diluted	59,263	57,553	58,664	50,052
Comprehensive income:
Net income	$4,087	$3,049	$13,485	$8,795
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	(34)	—	(67)	—
Comprehensive income	$4,053	$3,049	$13,418	$8,795

Stock-based compensation expense
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2015	2014	2015	2014
Cost of services	$304	$24	$740	$94
Sales and marketing	218	4	705	145
Technology and development	290	31	677	116
General and administrative	671	268	2,132	438
Total stock-based compensation expense	$1,483	$327	$4,254	$793
The following table presents components of our condensed consolidated statements of operations and comprehensive income, adjusted for stock compensation expense:

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except for percentages)	2015	2014	2015	2014
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$17,676	$12,232	$54,167	$35,460
Excluding: Stock-based compensation expense attributable to cost of services	304	24	740	94
Non-GAAP gross profit	$17,980	$12,256	$54,907	$35,554
Reconciliation of gross margin to non-GAAP gross margin:
GAAP gross margin	58%	56%	60%	56%
Excluding: Stock-based compensation expense attributable to cost of services	1%	—%	—%	—%
Non-GAAP gross margin	59%	56%	60%	56%
Reconciliation of income from operations to non-GAAP income from operations:
Income from operations	$6,304	$4,294	$21,784	$14,853
Excluding: Stock-based compensation expense	1,483	327	4,254	793
Non-GAAP income from operations	$7,787	$4,621	$26,038	$15,646
Reconciliation of operating margin to non-GAAP operating margin:
GAAP operating margin	21%	20%	24%	24%
Excluding: Stock-based compensation expense	4%	1%	5%	1%
Non-GAAP operating margin	25%	21%	29%	25%

Net income reconciliation to Adjusted EBITDA

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2015	2014	2015	2014
Net income	$4,087	$3,049	$13,485	$8,795
Interest expense	23	—	23	—
Income tax provision	2,338	1,100	7,773	5,047
Depreciation and amortization	1,656	1,134	4,503	2,960
Amortization of acquired intangible assets	409	409	1,227	1,227
Loss on revaluation of redeemable convertible preferred stock derivative liability	—	—	—	735
Stock-based compensation expense	1,483	327	4,254	793
Other (1)	(145)	46	502	179
Total adjustments	$5,764	$3,016	$18,282	$10,941
Adjusted EBITDA	$9,851	$6,065	$31,767	$19,736

(1)
For the three months ended October 31, 2015 and 2014, Other consisted of interest income of $(116) and $(9), miscellaneous taxes of $77 and $55, acquisition-related costs of $(187) and $0, and SEC registration costs of $81 and $0, respectively. For the nine months ended October 31, 2015 and 2014, Other consisted of interest income of $(302) and $(9), miscellaneous taxes of $249 and $188, acquisition-related costs of $474 and $0, and SEC registration costs of $81 and $0, respectively.

HSA Members

	October 31, 2015	October 31, 2014	% Change	January 31, 2015
HSA Members	1,602,156	1,108,533	45%	1,426,785
Average HSA Members - Year-to-date	1,516,821	1,040,531	46%	1,087,962
Average HSA Members - Quarter-to-date	1,580,482	1,090,516	45%	1,230,256
Assets under management (AUM)

(in thousands, except percentages)	October 31, 2015	October 31, 2014	% Change	January 31, 2015
Cash AUM	$2,307,914	$1,578,814	46%	$2,075,741
Investment AUM	385,243	256,791	50%	286,526
Total AUM	$2,693,157	$1,835,605	47%	$2,362,267
Average daily cash AUM - Year-to-date	$2,207,732	$1,505,659	47%	$1,553,845
Average daily cash AUM - Quarter-to-date	$2,269,253	$1,556,828	46%	$1,698,402
Net income per diluted share reconciliation to Pro forma non-GAAP earnings per diluted share

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2015	2014	2015	2014
Net income attributable to common stockholders for diluted earnings per share	$4,087	$3,036	$13,485	$9,530
GAAP adjustments for participating securities (1)	—	$13	—	$(735)
Net income	$4,087	$3,049	$13,485	$8,795
Stock compensation expense, net of tax (2)	920	202	2,637	492
Adjusted net income	5,007	3,251	16,122	9,287
Pro forma diluted weighted-average number of shares used in computing pro forma non-GAAP earnings per diluted share (3)	59,263	57,696	58,664	50,052
Pro forma non-GAAP earnings per diluted share	$0.08	$0.06	$0.27	$0.19

(1)	The net impact of adjustments required for participating securities in conformity with the two-class method as prescribed by GAAP.

(2)	The company used an estimated statutory tax rate of 38% to calculate the net impact of non-cash stock-based compensation expense.

(3)
For the three and nine months ended October 31, 2014, the pro forma diluted weighted average shares outstanding give effect to the conversion of all outstanding shares of convertible preferred stock and redeemable preferred stock into 32,468 shares of common stock using the as-if converted method as of the beginning of the period. In August 2014, in connection with the closing of the Company's initial public offering, all of the outstanding convertible preferred stock and redeemable convertible preferred stock were converted into common stock.